SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          April 9, 1998
              -------------------------------------
         Date of Report (Date of earliest event reported)



                          MICROPOINT, INC.
      -----------------------------------------------------
      (Exact name of Registrant as specified in its charter)

          Delaware                    0-24368                   33-0615178
     -----------------        ----------------------     --------------------
     (State or Other            (Commission File            (IRS Employer
      Jurisdiction of            Number)                  Identification No.)
      Incorporation)


                       6906 South 300 West
                        Midvale, UT 84047
                 -------------------------------
             (Address of principal executive offices

                           801-568-5111
               ------------------------------------
       (Registrant's telephone Number, including area code)

                       NANOTECH CORPORATION
              --------------------------------------
                           Former Name

                  2409 Dana Pt Harbor, Suite 200
                        Dana Pt., CA 92629
                ---------------------------------
                          Former address

ITEM 1:  Changes in Control of Registrant
         --------------------------------

On April 9, 1998, Micropoint, Inc. (the "Company") consummated an Agreement and Plan of Reorganization (the "Agreement) with Sensitron, Inc., a Utah corporation ("Sensitron") pursuant to which Sensitron became a wholly owned subsidiary of Company. As a result of the Agreement, the former shareholders of Sensitron have become controlling stockholders of the Company and the officers and directors of Sensitron have become the officers and directors of the Company. As a condition to consummation of the Agreement, the Company effected a 3 for 1 stock split and changed its name from Nanotech Corporation to Micropoint, Inc.

Sensitron, Inc. ("Sensitron") was incorporated in January, 1995 in Utah to serve as a holding company. Sensitron has two operating subsidiaries, Flexpoint, Inc. ("Flexpoint") and Technology and Machine Company, Inc. ("Tamco").

Sensitron was organized in January, 1995 and acquired all of the outstanding stock of Flexpoint Incorporated, a California corporation, in April, 1995. Sensitron has since January, 1995 and Flexpoint Incorporated, its subsidiary has since September 3, 1993 been engaged in the research and development of a patented sensor technology (the "Technology"). Two patents and two patents pending in the United States and a foreign application under a Patent Cooperation Treaty on the Technology are held by Sensitron and licensed to Flexpoint. The Technology measures changes in deflection and allows for electronic devices to respond to such changes by registering a signal or other response. The Company has entered into an exclusive agreement to use and sell and sublicense the technology with Ohio Art, Inc. (manufacturers of Etch-A-Sketch) with respect to the toy industry. The Company believes the Technology has a wide variety of potential applications, including automobile horn assemblies, seat sensors, instrument controls, eye surgical equipment and in other electronic products.

Tamco is an operating manufacturing and machining company which machines metal parts and injection molds based on custom orders for third parties.
Generally, Tamco receives orders for molds and tools then used by Tamco's customers to produce a final product. The Company uses Tamco to perform machining and manufacturing for Flexpoint Products. Tamco also operates its third party business to the extent that excess capacity remains after servicing Flexpoint.

The Company's principal executive officers are now located at 6906 South 300 West, Midvale, Utah 84047. Its telephone number is (801) 568-5111.

All of the Company's current executive officers and directors were appointed to their positions with the Company upon closing of the Agreement. The Company's executive officers and directors are as follows:

Name                              Age      Position
-----------                      ------    ----------------------
Douglas M. Odom                  38        President, CEO, Director

Jeffrey A. Coleman               37        Director

Donald M. Jackson, Jr.           63        Director

      Douglas M. Odom has served as President and Chief Executive Officer of Flexpoint since July 1995 and of Sensitron since April 30, 1996. From 1993 to 1995, Mr. Odom served as the Marketing and Sales Manufacturing Director of Xymox Technologies Inc. Xymox is one of the world's largest manufacturers of membrane switches and related electronic interface devices. Prior to Xymox, Mr. Odom was a key executive in the reorganization of EEC Inc. from a public company in bankruptcy to private company posting profits and positive cash flow. Mr. Odom from 1985 to 1990 was Vice president of Operations of Comptec Inc., a world-wide plastic injection molder and electronic device corporation. From 1983 to 1985, Mr. Odom was the manager of manufacturing engineering at AMP keyboard Technologies. Mr. Odom received a bachelors degree in General Science/Chemistry from Grinnell College, Grinnell, Iowa in 1982. He completed his masters studies at the American Graduate School of International Management in Glendale, Arizona and furthered graduate studies at Harvard University, Cambridge, MA.

      Jeffrey A. Coleman has served as a director of Sensitron since January 10, 1998. Mr. Coleman has been managing member of Coleman Capital Partners, a private equity investment group, since 1996. From 1985 to 1997 he was Director of Operations for the Pyramid Group, a national real estate development, investment and management firm. From 1982 to 1983 he was a consultant in the Management Information Consulting Division of Arthur Andersen & Co. Mr. Coleman received an MBA from the Amos Tuck School of Business at Dartmouth College and a BA (honors) from Stanford University.

      Donald M. Jackson, Jr. has served as a director of Sensitron since January 10, 1998. Mr. Jackson founded Global Semi-conductor Technology, LLC in May 1995 and has been President and Chairman since inception of that company. From August 1992 to May 1995 he was President and Chief Executive Officer of Westech Systems and President and COO of IPEC which merged with Westech. From January 1992 to July 1992 he was COO of Brockson Investment Corporation. From 1990 to 1992 he was President and CEO of the Arana Group, Inc. and President and CEO of Microelectronic Packaging, Inc. from 1987 to 1990. From 1989 to 1987 he was President and CEO of Superwave Technology, Inc. and was Founder and President of Advanced Semiconductor Materials America, Inc. From 1976 to 1984 from 1959 to 1976 he held various research and management positions in the semiconductor industry. Mr. Jackson is a director of M & I Thunderbird Bank and Advanced Control Technologies and received a Ph.d. in Physics from Iowa State University.

Employment Agreement with Douglas M. Odom

      Flexpoint entered into an Employment Agreement dated December 31, 1997, with Douglas M. Odom as its Chief Executive Officer. Under the Employment Agreement, Flexpoint pays Mr. Odom an annual base salary of $120,000, plus such annual bonuses as may be approved by the Board of Directors. The Employment Agreement has an initial term of three years and will be automatically renewed for one or more successive one-year terms (the "Renewal Terms") unless terminated by either party. If the Company terminates the Employment Agreement without cause, it must pay Mr. Odom one year's base salary as severance. Mr. Odom is entitled to other basic employee benefits, including three weeks annual vacation. Pursuant to the Employment Agreement, Mr. Odom received options under the Sensitron Omnibus Stock Option Plan which now represent the right to acquire 780,000 Common Shares of the Company at prices ranging from $.15 to $.77 per share. As of the date of this report, 390,000 of such options are currently vested, 65,000 will vest on each of the next three anniversaries of the Employment Agreement if Mr. Odom is still employed by Flexpoint and an additional 65,000 will vest on each of the next three anniversaries of the employment agreement based on meeting certain performance criteria.



Stock Option Plans

      Sensitron had adopted an Omnibus Stock Option Plan (the "Plan") for the benefit of officers, directors, and consultants of Sensitron, which has been assumed by the Company. The Plan is intended to comply with Section 422(a) of the Internal Revenue Code of 1986, as amended. An aggregate of 3,900,000 authorized but unissued shares of Common Shares of the Company are reserved for issuance pursuant to the Plan. At the time of the merger, there were outstanding options to purchase an aggregate of 1,137,500 Common Shares of the Company. The Plan will be administered by the Compensation Committee of the Board of Directors, which will select optionees and determine the number of shares of Common Shares subject to each option. The Plan provides that no option which is to be a qualified option may be granted to an exercise price less than the fair market value of the Common Shares of the Company on the date of a grant. The Company has also assumed Sensitron's outstanding non-plan vested options to purchase 3,189,550 shares and 1,391,260 warrants, and there are 246,051 shares issuable for cancellation of debt of $234,755. The exercise price of the warrants and options is generally in the $.27 to $.77 range.

ITEM 2:  Acquisition or Disposition of Assets
---------------------------------------------

As described above, on April 9, 1998 the Agreement was consummated whereby a wholly owned subsidiary of the Company was merged into Sensitron and Sensitron became a wholly owned subsidiary of the Company. Following the transaction, the officers and directors of Sensitron became the officers and directors of the Company and the business of Sensitron became the business of the Company. The Company anticipates that the acquisition will be accounted for as a so-called "reverse acquisition", i.e., as a recapitalization of Sensitron to reflect the shares held by the Company's previous stockholders as being issued for the net assets and liabilities of the Company.

Historic financial statements of Sensitron and pro forma statements reflecting the transaction will be filed herewith as exhibits.

BUSINESS OF SENSITRON

The Sensor Business

Sensing devices are used to measure or sense changes in deflection and are typically used to trigger an electronic device when the sensor is activated. The current standard used in the industry include heat sensors and light sensors. However, these types of sensors cannot be used in the products being marketed and proposed to be marketed by the Company. Force transducer sensors and certain fiber optic sensors are comparable to the Company's bend sensors. However, Force transducer sensors are not as reliable nor do they measure range of motion as the bend sensor and the fiber optic sensors are not as cost effective as the Bend Sensor TM technology.

The worldwide market for sensing devices has grown significantly as a result of better technology and new applications for sensing technology. This growth has resulted in a corresponding increase in demand for high performance sensing products. The Company believes this growth will continue.

The Company believes the potential market for the Technology includes using the Technology to replace or upgrade devices used in automobile horn assemblies, smart airbag systems, instrument switches, computer switch devices, transmissions and commercial vending devices. The Company has not determined what market may exist for other applications for its products

The sensor can also be used to adjust devices in a reaction to changes in temperature. The Company also believes the sensor could be used to more effectively measure wear and effectiveness of brakes on cars.

The Company's principal strategy is to identify specific applications of the Technology and to develop products utilizing the Technology addressing such needs. Further, the Company intends to diversify its field of application and customers. The Company believes that its combination of innovative product features, OEM relationships and technical support will position the Company to take advantage of the sensor market.

The Company is not currently manufacturing any sensor products in marketable quantities. Consistent with its strategy of integrating emerging technologies with innovative products, the Company intends to continue its research and development efforts on new products.

The Bend Sensor TM Potentiometer

The Bend Sensor TM potentiometer is a product consisting of a coated substrate such as plastic that changes in electrical conductivity as it is bent. Electronic systems can connect to the sensor and measure with fine detail the amount of bending or movement that occurs. A movement of only one inch can yield over 200,000 data points. The Bend Sensor TM potentiometer has been patented as well as for other applications such as automobile horn switches. Other patents such as accelerometers, automobile seat sensors and functions controls are pending.

An example of an application is one where a sensor is attached to a door. As the door is opened one can measure how far the door has opened and how fast it is moving. The sensor is light weight, small, easily packaged and very reliable. The breadth of the applications for the Bend Sensor TM product is limited only by the customer's imagination

A typical potentiometer functions through the means of metal contacts swiping or rubbing across a resistive element. The Bend Sensor TM potentiometer is a single layer with no mechanical assembly making it more reliable, significantly smaller and lighter weight than mechanical potentiometers. There are applications that can be improved by utilizing the Bend Sensor TM products and there are new products only possible with the Bend Sensor TM technology.

Process Overview

The Bend Sensor coating is applied utilizing a screen printing process.
Screen printing is used in many industries from microelectronics to tee-shirts. A woven material with tiny openings similar to a screen door is put under tension. The sensor coating material is placed on the screen then pushed through the screen with a squeegee onto a substrate. Once the coatings are applied to a substrate the material is then cut to its final shape. Various cutting methods including lasers, soft and hard tooling will be used to convert the materials.

Once the material is cut, the Bend Sensor TM device is essentially complete. However, each application may demand different components such as connectors, springs and/or electronics. The proper packaging of the Bend Sensor TM product into a system is paramount. Flexpoint has and will maintain a strong engineering staff to support the overall design. It is expected that some customers may require that they control the design, while others will contract with Flexpoint to design the system.

Research and Development

The applications and requirements of the Bend Sensor TM product are wide spread. The Bend Sensor TM coatings can be applied to many different substrates from metal wire to plastic film. Industries with potential applications range from aerospace to toys.

Although Sensitron holds the patent to the base Bend Sensor TM product as well as other applications there will be others working to develop competing technologies. To stay on the forefront of the technology, and to serve the needs of the customer, Sensitron will need to aggressively pursue improvements to existing systems and develop new systems as well.

The Bend Sensor TM device on the surface is very simple, but the coatings are very advanced so replication will be difficult. However, new coatings will need to be developed to fit emerging customer needs and to stay ahead of the competition. All the current coatings are manufactured by Flexpoint.

Production Contracts and Specific Applications

Currently the Bend Sensor TM has been chosen for use in a new line of plush toys. The first product for production will be interactive plush toys to be sold in 1998. A major toy company has executed and paid for a limited exclusive license to use and sell the Bend Sensor TM in toy products. Based upon estimates from customers, management currently projects that over 3,000,000 sensors will be purchased in 1998 for toys alone, representing over $600,000 in revenue. The Company does not have firm orders for such quantity, and many factors could affect actual sales, such as demand for the end products and unanticipated production delays.

The Company has targeted the automobile industry as a major potential user of the Technology. As of the date of this Report the Company had not entered into any firm agreement to supply Bend SensorsJ. Although management is highly confident that significant contracts can obtained, there can be no assurance as to future sales levels of the Company.


Business Strategy

The Company believes that its success will depend upon its ability to coordinate its product design, manufacturing, distribution and service strategies in a long-term business model. The Company's immediate product strategy is to incorporate initial products into completed value-added assemblies as much as possible. Development of other Flexpoint products will focus on replacing old single flexible film switch and potentiometer products with Flexpoint products. The Company will sell primarily to OEMs initially in the United States and eventually worldwide. For the international and smaller volume domestic customers, the Company will contract, sell and distribute its devices through various manufacturer representatives and distributors.

Since the Company's intended customers are typically high level technology companies, the design phase of the sales cycle is extremely important. Typically, the OEM will approach the Company with a conceptual input device which will then require the Company to produce a prototype. The prototype will then be tested in the environment in which the ultimate product will be placed. During this process, customer contact with the Company's application engineers and internal sales support individuals will be critical for a successful design to occur.

In the long term the Company will attempt to add value to Flexpoint Product applications allowing cross selling of the customer base through features of similar complementary electronic components or parts. These product lines, when combined, create a much larger value added profit margin. Eventually, by adding circuit boards, enclosures, etc., the Company will integrate to a complete final product line.

Marketing, Distribution, Sales and Customers

The Company will principally market its products to OEMs. The Company's primary marketing objectives are to generate demand for its products, enhance name recognition and support OEMs. The Company believes that the successful use of its products by OEMs will create additional demand for higher quantity of existing products. The Company also anticipates that the success of its existing products will allow the Company to successfully introduce new products to the market.

The Company will seek to support OEMs through telephone access to the Company's in-house sales force and regular mailing of product. The Company will also seek to generate interests and explore additional applications to its Technology through attendance and participation at trade shows and publicity in trade magazines.

The Company believes that its relationship with OEMs is an important part of its overall sales strategy. Currently, the Company has only sold test products to its OEMs. The Company believes that the OEMs will initiate purchase orders for the Initial Products. The loss of any of the major OEMs with which the Company has developed a relationship could have a significant adverse effect on its results of operations until alternative distribution channels could be established. The Company would consider contractual commitments to OEMs in exchange for fees and royalties. In addition, because the Company does not sell directly to end users, the Company is dependent, in part, on its OEM for information about retail product sales. Accordingly, any rapid cessation of purchases or switch to other companies' products by end users may not be immediately evident to the Company, and could result in increased product returns.

The Company intends to develop a field sales force to generate OEM customers. The size of the sales force will depend on sales. The Company currently has no field sales force.

Manufacturing and Suppliers

The Company intends to purchase equipment to enable it to commence its own manufacturing. This equipment will enable the Company to manufacture up to 25 million finger size or 750,000 auto seat size Bend Sensors per year.

The Company purchases all components used in its products, except sensor ink, from outside suppliers. The Company intends to establish long-term contractual relationship with certain strategic suppliers which require these suppliers to maintain increased inventory levels of materials provided to the Company. In keeping with the Company's goal of producing quality products at a low cost, the Company will also work with its strategic suppliers to minimize component cost.

The Company uses standard components for its products and has taken steps to eliminate dependence on components which can be obtained from only single or a limited number of sources. Currently, all components necessary to manufacture the Products, other than ink, are standard components available from several sources. The sensor ink used for the sensor products has been available in the past from only one supplier. Ink is no longer available from that supplier. However, Flexpoint has developed its own proprietary inks for the Flexpoint Products.

Certain domestic and international organizations set recognized standards for production quality and certify manufacturers who are able to comply with those standards. Those standards are commonly known in the industry as International Standards of Organization ("ISO"). There are different ISO levels. The automotive industry has embraced the ISO standards but the organization has augmented these requirements. The organization developed what is known as QS 9000 compliance for automotive suppliers. The Company is seeking QS 9000 quality certifications for its manufacturing facilities and those of its contract manufacturers. In order to obtain an QS 9000 certification, the Company must apply to the organization that sets those standards and prove to the organization that those standards have been met. The Company believes it has built its operating foundation on such principles and will be able to obtain the appropriate certification within 18 months. However, there is no guarantee the Company will obtain the required certification.

Competition

Competition in the sensor industry generally is intense and is expected to increase in the future. The Company competes only indirectly in the sensor industry in that its Technology is not currently in use by any competitor.
The Company believes that its products will be sufficiently distinguishable from the existing products and that it will not compete directly with existing sensor products. A majority of all sensing devices require physical contacts. The Company is aware of one other manufacturer who utilizes similar technology but is not aware of any other bend sensing device. Certain force transducer sensors and fiber optic sensors are comparable to the Company's bend sensors. However, the force transducer sensor is not as reliable as the Company's bend sensor and the fiber optic sensors are not as cost effective as the bend sensor. As this new area grows, additional manufacturers may attempt to introduce similar products and competition could intensify.

In the sensor industry the Company's principal competitor in its technology is Interlink. In the auto horn field the Company's competitors are membrane switch and mechanical switch manufacturers. In the medical electronics field the Company's competitors are potentiometer manufacturers. In the auto seat field the Company's competitors are capacitive, piezo, infrared, and ultrasonic sensors.

The Company intends to compete on the basis of early entry into the market with its products, enhanced features, performance, ease of use, compatibility, reliability, price, marketing, distribution, quality and support. The Company also believes its intellectual property provides it an advantage over its competitors. Although the Company believes that its products will be well received in its markets because of innovative features, performance characteristics and cost-effective pricing, there can be no assurance that comparable or superior products incorporating more advanced technology or other features or having better price/performance characteristics will not be introduced by competitors.

Intellectual Property

The Company regards certain of its product designs, such as patents for bend sensors and horn sensors, as proprietary and attempts to protect them with patents, trade secret laws and restrictions on disclosures. The Company has two issued United States patents, two additional United States patent applications pending, and a related foreign patent pending protecting the bend sensor and horn sensor technology. The United States patents were issued on May 3, 1994 and October 20, 1992, respectively and will expire 17 years after those dates. The patent applications were filed between October 1992 and March 1994 respectively. Of the applications filed, only two applications are presently pending. The Company previously filed two applications that are parent applications to the presently pending applications and are now abandoned in favor of the two pending applications. Application 08/219,016, filed March 29, 1995, entitled Flexpoint Potentiometer In a Horn Control Circuit, is a continuation of application 08/060,346, which issued as Patent 5,309,135. The application is presently subject to a restriction requirement whereby the Examiner has requested that a divisional application be filed for the elected invention, which generally relate to the control circuit. The divisional application was filed on or about May 17, 1995. Application 08/293,674, filed August 18, 1995, entitled Flexible Potentiometer, is a continuation of application 08/184,787, which is a continuation of application 07/963,855, which is a continuation of application 07/522,575, which issued as Patent 5,157,372. In application 08/184,787, the Examiner indicated allowable subject matter. Application 08/293,674 leaves open the possibility of obtaining additional patent coverage. The foreign application for the airbag horn assembly was filed under a Patent Cooperation Treaty (the "PCT Application") on April 21, 1995. An objection has been entered as to a portion of the PCT Application. The patents and patent applications were originally owned by Gordon Langford and assigned to the Company in August 1995.

The Company believes that the patents and patent applications have been timely filed and are valid and enforceable. However, as with any patent or intellectual property right, the Company could find it necessary to spend substantial sums defending or enforcing its rights to a particular technology or other intellectual property rights. In addition, the Company may receive in the future infringement claims from third parties relating to the Company's products or technologies. In response to these claims, the Company could incur substantial costs in redesigning its products or in defending any legal action taken against it. The Company has not received any infringement claims to date.

The Company believes that, because of the rapid pace of technological change in its markets, legal protection of its proprietary information is less significant to the Company's competitive position than factors such as continuing product innovation in response to evolving industry standards, technical and cost-effective manufacturing expertise, effective product marketing strategies and customer service. Without legal protection, however, it may be possible for unauthorized third parties to exploit commercially the proprietary aspects of the Company's products.

Business of Tamco

Tamco is an operating manufacturing and machining company. It derives its revenue from contracting machining services to third parties. Generally, Tamco receives orders for molds and tools used by Tamco's customers to produce final products. The Company uses Tamco to perform machining and manufacturing for Flexpoint products and to outside parties to the extent excess capacity remains. Tamco receives approximately 200 to 250 orders in a twelve-month period. Approximately 50% of the orders come from repeat customers. Tamco's business is extremely competitive. Competitors range from small part-time shops to large shops with significantly greater resources. Tamco has no sales staff. Marketing is generally by word-of-mouth.



Employees

As of April 17, 1998, the Company and its subsidiaries had 11 full-time employees, of which 0 were employed by Sensitron, 2 by Tamco and 9 by Flexpoint. On that date, the Company and its subsidiaries were also utilizing 5 temporary employees, including 1 in engineering, 1 in accounting and 3 in manufacturing.

Although there is competition for qualified personnel in the business operated by the Company, to date the Company has not had significant problems recruiting and retaining qualified personnel. None of the Company's employees are subject to collective bargaining agreements, and the Company has experienced no work stoppages. Management believes that its employee relations are good.

Facilities

The Company leases from a third party 13,000 square feet of manufacturing and office space, for a lease that expires in October 1999, with two one year renewal options. The monthly lease payment is $4900 per month. It is anticipated such facilities can accommodate the manufacture up to 12 million Bend Sensor units per year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

      The following table sets forth information relating to the beneficial ownership of Company Common Stock, by those persons beneficially holding more than 5% of the Company's capital stock, by each of the Company's directors and officers, and by all of the Company's directors and officers as a group.

Name                           Number of Shares           Percent of Class
------------------             ----------------           ----------------
Douglas Odom                        390,000(1)                  2.4%
Jeffrey A. Coleman                  195,000(2)                  1.2%
Donald M. Jackson, Jr.                    0                       0%

All officers and directors as
  a group (3 persons)               585,000                     3.6%

Bull Ventures, Ltd.
Katerina Court
101 E Hill Place
Nassau, Bahamas                   1,957,111                    12.3%

Jehu Hand
24901 Dana Point Harbor Dr.
Dana Point, CA 92629                996,200                     6.3%

Northridge Investment, LLC
47 E. 7200 South, #221
Midvale, UT 84047                 1,982,500(3)                 12.5%

John Sindt
47 E. 7200 South, #221
Midvale, UT 84047                 1,998,360(3)                 12.6%

Jules A. deGreef
47 E. 7200 South, #201
Midvale, UT 84047                 2,443,792(3)                 21.2%

(1)      Includes vested options to purchase 390,000 shares.

(2) Includes 195,000 shares owned by a limited liability company controlled by Coleman Capital Partners, of which Mr. Coleman is a partner.

(3) Includes 1,982,500 shares held by Northridge Investment, LLC, which is controlled by Mr. de Greef and Mr. Sindt and is thus deemed to be beneficially owned by both of them. Mr. Sindt's ownership includes warrants to purchase 15,860 shares held by him and Mr. deGreef's ownership includes options and warrants to purchase 1,170,000 shares held by him.


LEGAL PROCEEDINGS

On February 13, 1998, Private Equity Partners LLC ("PEP") filed suit against Sensitron in the Third Judicial District Court in Salt Lake County, Utah. PEP alleges, among other things, that Sensitron owes PEP investment banking fees and warrants with respect to the Agreement, and that Sensitron's refusal to pay such fees constitutes fraud. The suit seeks to obtain investment banking fees equal to 6.5% of all money raised by Sensitron, warrants to purchase 2% of Sensitron's equity, punitive damages of $5,000,000 and other relief. The Company intends to vigorously defend this action.

In October, 1996, John Clayton and Blaine Taylor filed suit against Sensitron, Flexpoint and certain of their officers in the Third Judicial District Court in Salt Lake County, Utah. The suit alleges, among other things, that the plaintiffs had a binding agreement pursuant to which the bend sensor technology of Gordon Langford would be transferred to a public shell company for which the plaintiffs would raise investment capital. The plaintiffs seek a declaratory judgement that they own a 21.72% interest in the company that owns the Langford technology, or actual and punitive damages. Sensitron has responded that there was no binding agreement with the plaintiffs, and that in any event the plaintiffs failed to perform. The suit is not being actively prosecuted. If the plaintiffs begin actively pursuing the suit, the Company intends to vigorously defend the action.

CHANGES IN SECURITIES

On October 24, 1998, the Company filed a Certificate of Amendment to its Certificate of Incorporation pursuant to which the following occurred:

      (1) The Company's name was changed from Nanotech Corporation to Micropoint, Inc.

      (2) The Company's authorized capitalization was increased to 100,000,000 shares of common stock, $.001 par value and 1,000,000 shares of preferred stock, $.001 par value.

      In connection with the Agreement, the Company declared a 3:1 forward stock split of its outstanding common stock.

ITEM 7: Financial Statements and Exhibits

      The following financial statements will be filed by amendment:

      (a) Historical financial statements of Sensitron at December 31, 1996 and 1997 and for the three years then ended.

      (c)      Unaudited pro forma financial statements.

      The following exhibits are filed herewith:

       2.1        Agreement and Plan of Reorganization (Schedules omitted)

       3.1        Certificate of Amendment

      10.1        Employment Agreement with Douglas M. Odom

      10.2        Lease Agreement

      10.3 Ohio Art Agreement (Portions of this exhibit have been omitted, for which Confidential Treatment has been requested by the Company).


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                                MICROPOINT, INC.



Date:  April 22, 1998                       By /s/ Douglas M. Odom
                                              ---------------------------
                                               Douglas M. Odom, President